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                                                                      Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form N-1A (the "Registration Statement") of our reports dated February 19, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Reports to Shareholders of Columbia Common Stock Fund, Inc.; Columbia Growth Fund, Inc.; Columbia International Stock Fund, Inc.; Columbia Special Fund, Inc.; Columbia Small Cap Fund, Inc.; Columbia Real Estate Equity Fund, Inc.; Columbia Technology Fund, Inc.; Columbia Strategic Value Fund, Inc.; Columbia Balanced Fund, Inc.; Columbia Short Term Bond Fund, Inc.; Columbia Fixed Income Securities Fund, Inc.; Columbia National Municipal Bond Fund, Inc.; Columbia Oregon Municipal Bond Fund, Inc.; Columbia High Yield Fund, Inc., and Columbia Daily Income Company, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Portland, Oregon
April 30, 2003